BYLAWS OF ALLY FINANCIAL INC.

Dated as of November 20, 2013

TABLE OF CONTENTS

Page

ARTICLE I
Definitions; Interpretative Matters

Section 1.1. Definitions	1
Section 1.2. Cross-References	10
Section 1.3. Interpretative Matters	11

Article II
Organizational Matters; General Provisions

Section 2.1. Formation	12
Section 2.2. Name; Office; Registered Agent	12
Section 2.3. Purposes; Powers	13
Section 2.4. Duration	13
Section 2.5. Filings; Qualification in Other Jurisdictions	14

Article III
Capitalization; Capital Stock

Section 3.1. Capital Stock; Capitalization	14
Section 3.2. Authorization and Issuance of Additional Capital Stock	15
Section 3.3. Certification of Stock	15

Article IV
Stock Register; Books and Records; Affirmative Covenants

Section 4.1. Stock Register	16
Section 4.2. Books and Records; Other Documents	16
Section 4.3. Reports and Audits	17
Section 4.4. Financial Statements and Other Information	18
Section 4.5. Independent Auditor	20
Section 4.6. Company Policies	20

Article V
Dividends

Section 5.1. Dividends	20
Section 5.2. Non-Cash Dividends	21
Section 5.3. No Set-Off	21

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SCHEDULES AND EXHIBITS

Stock Register (as of June 30, 2009)
Schedule of Material Subsidiaries
Schedule of Significant Joint Ventures
Exhibit A—Project Agreements
Exhibit B—Transaction Documents
Exhibit C—Company Policies
Exhibit D—Environmental Guidelines
Exhibit E—Affiliate Transactions
Exhibit F— Registration Rights of Certain Common Holders

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ARTICLE I
Definitions; Interpretative Matters

Section 1.1. Definitions. The following terms, as used herein, shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust. For purposes of Section 6.10(c)(ii), the definition of “Affiliate” does not include any Subsidiary of the Company and does not include any Governmental Entity except UST in its capacity as a Stockholder.

“Antitrust Law” means any Law relating to the preservation of or restraint against competition in commercial activities, including the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code; or (v) the entry of any order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of sixty consecutive calendar days.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Blocker Preferred” means the 9% perpetual preferred stock of Blocker Sub.

“Blocker Sub” means Preferred Blocker, Inc., a Delaware corporation.

“Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

“Cause” means, with respect to any Director, one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the commission of an act involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers; (ii) any act undertaken with the intent of aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries; (iii) any breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, in each case which is detrimental to the Company in any material respect; (iv)(A) continued abuse of alcohol or illegal drugs, (B) repeated public drunkenness or (C) other repeated conduct (1) causing the Company or its Subsidiaries public disgrace or disrepute or economic harm or (2) materially impairing such Director’s ability to perform his or her duties and responsibilities as a Director of the Company; or (v) any breach of his or her obligations of confidentiality to the Company or any of its Subsidiaries.

“Charter” means the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, including each certificate of designations adopted with respect thereto.

“Class A Preferred Holder” means a holder of the Class A Preferred Stock.

“Class A Preferred Stock” means capital stock having the rights and obligations specified with respect to Class A Preferred Stock in the Charter and these Bylaws.

“Class C Holder” means a holder of the Class C Preferred Stock.

“Class C Preferred Stock” means capital stock, issued in one or more series, having the rights and obligations specified with respect to Class C Preferred Stock in the Charter and these Bylaws.

“Class E Preferred Holder” means the holder of the Class E Preferred Stock.

“Class E Preferred Stock” means capital stock having the rights and obligations specified with respect to Class E Preferred Stock in the Charter and these Bylaws.

“Class F-2 Preferred Holder” means a holder of the Class F-2 Preferred Stock.

“Class F-2 Preferred Stock” means capital stock having the rights and obligations specified with respect to Class F-2 Preferred Stock in the Charter, these Bylaws and the applicable Certificate of Designations.

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“Class G Preferred Holder” means a holder of the Class G Preferred Stock.

“Class G Preferred Stock” means capital stock having the rights and obligations specified with respect to Class G Preferred Stock in the Charter and these Bylaws.

“Code” means the United States Internal Revenue Code of 1986 and, to the extent applicable, any Treasury Regulations promulgated thereunder.

“Common Holder” means a holder of Common Stock.

“Common Stock” means common stock, par value $0.01 per share, of the Issuer.

“Company” means Ally Financial Inc., a Delaware corporation.

“Company Sale” means a transaction with a third Person that is not an Affiliate of the Company or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Company, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Company, (ii) all or substantially all of the assets of the Company and its Subsidiaries or (iii) Equity Securities of the Company authorized and issued following the Effective Date and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

“Confidential Information” means, collectively, all documents and information that, in each case, is non-public, confidential or proprietary in nature concerning the Company (including commercial information and information with respect to customers, suppliers, vendors and proprietary technologies or processes), the Stockholders or their Affiliates that was or may in the future be furnished to the Company, any Stockholder or any of their respective Affiliates in connection with (i) the transactions leading up to and contemplated by these Bylaws and the Purchase Agreement, including the terms hereof and thereof, or (ii) the operation and activities of the Company; provided that any such information will not be Confidential Information if it is (A) otherwise available to the public through no wrongful action by a Stockholder or an Affiliate of a Stockholder or (B) otherwise in the rightful possession of a Stockholder or an Affiliate of a Stockholder from any third Person having, to the knowledge of such Stockholder or such Affiliate after reasonable inquiry, no obligation of confidentiality with respect to such information to the other Stockholders or the Company or any of its Subsidiaries, as applicable.

“Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

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“Credit Downgrade” means a downgrade of the credit rating of any unsecured indebtedness of the Company or any Material Subsidiary or a negative change in the outlook of such credit rating of the Company or any of its Material Subsidiaries.

“DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

“Effective Date” means June 30, 2009.

“Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

“Equity Incentive Plan” means the equity incentive plan adopted by Management Company on November 30, 2006.

“Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FIM” means FIM Holdings LLC, a Delaware limited liability company.

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“Fiscal Year” means the fiscal year of the Company and shall be the same as its taxable year, which shall be the year ending December 31 unless otherwise required by the Code or, subject to Section 6.10, as otherwise determined by the Board of Directors. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Fully Diluted Basis” means after taking into account all outstanding shares of Common Stock and assuming the exercise, conversion or exchange of all outstanding options, warrants, convertible or exchangeable securities and similar rights (“Convertible Securities”) and the issuance of all shares of Common Stock that the Company is obligated to issue thereunder.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied and maintained throughout the applicable periods both as to classification or items and amounts.

“General Motors Acceptance Corporation” means General Motors Acceptance Corporation, a Delaware corporation and a predecessor to the Company.

“GM” means General Motors Corporation, a Delaware corporation, and any successor thereto, including by assignment of assets that include GM’s rights under the Charter or these Bylaws.

“GM Holdco” means GM Finance Co. Holdings LLC, a Delaware limited liability company.

“GM Trust” means the trust established by GM Holdco on May 22, 2009, named GMAC Common Equity Trust I.

“GMAC LLC” means GMAC LLC, a Delaware limited liability company and a predecessor to the Company.

“Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Indebtedness” means, for any Person at the time of any determination, without duplication, and without including any amounts owed by such Person to the Company or any wholly-owned Subsidiary of the Company, the following obligations, contingent or otherwise: (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures, acceptances or similar instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iii) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person other than a Permitted Lien, (iv) the capitalized portion of lease obligations under capitalized leases, (v) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, other than trade payables and other current liabilities incurred in the Ordinary Course of Business, (vi) all obligations of such Person upon which interest charges are customarily paid or accrued, and (vii) any other obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, other than trade payables and other current liabilities incurred in the Ordinary Course of Business.

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“Independent Director” means a Director who the Board of Directors has affirmatively determined is “independent” with respect to the Company within the meaning of the rules and regulations promulgated by the SEC and the New York Stock Exchange, each as in effect from time to time, regardless of who appointed that Director and notwithstanding any other provision of the Charter, these Bylaws or the Stockholders Agreement; provided, that, for the avoidance of doubt, solely for purposes of Article 2(b)(ii) of the Stockholders Agreement, the term “Independent Manager” shall not be read to include any “UST Designated Manager” or “Treasury Designated Manager.”

“IRS” means the United States Internal Revenue Service.

“Issuer” means the Company, any direct or indirect Subsidiary of the Company or any successor to the Company, or the issuer of any Equity Securities of which the Company distributes to the holders of capital stock of the Company or that are received or receivable by the holders of capital stock of the Company in connection with a transaction contemplated by Section 10.2.

“Law” means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, tax ruling, injunction or decree of any Governmental Entity, including any Law relating to the protection of the environment.

“License Agreement” means that certain Trademark and Trade Name License Agreement, dated as of November 30, 2006, by and among GMAC LLC, GM and those of GM’s Subsidiaries from time to time party thereto.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its Subsidiaries, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third Person of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

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“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq.

“LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

“Majority Holders” means, at any time, the Common Holders holding a majority of the outstanding shares of Common Stock.

“Management Company” means GMAC Management LLC, a Delaware limited liability company.

“Management Holders” means the holders of units in Management Company.

“Management Units” means the class C membership interests issued by Management Company in one or more series. Each series of class C membership interests issued by Management Company shall be consecutively numbered, commencing with the class C-1 membership interests authorized by Management Company on November 30, 2006.

“Material Subsidiary” means each Subsidiary listed on the Schedule of Material Subsidiaries and each other Subsidiary of the Company that from time to time may be designated as a Material Subsidiary by the Board of Directors.

“Ordinary Course of Business” means the ordinary course of the business of the Company (including the Predecessors) and its Subsidiaries.

“Permitted Additional Stock” means (i) shares of capital stock issued and/or created and issued following June 30, 2009 that are junior to, or rank pari passu with, the Common Stock with respect to dividends or upon a sale or liquidation of the Company and in connection with the issuance and/or creation and issuance thereof, the voting and approval rights of the holders of the Common Stock are not amended, changed or terminated, or (ii) additional shares of Series A Preferred Stock issued and/or created and issued following June 30, 2009; provided that the liquidation preference with respect to such additional Series A Preferred Stock shall not exceed $3 billion in the aggregate. For the avoidance of doubt, (x) the granting of approval rights to any holder of Permitted Additional Stock and (y) any dilution resulting from the issuance of such Permitted Additional Stock each shall not be deemed a change to the voting and approval rights of the Common Holders hereunder, except as otherwise provided by the terms of the Permitted Additional Stock.

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“Permitted Liens” means:

(i)          Liens securing Indebtedness that (A) is not required to be approved or (B) has been approved, in either case, pursuant to the approval rights set forth herein;

(ii)         Liens with respect to taxes, assessments and other governmental charges or levies not yet due and payable or actively contested in good faith;

(iii)        deposits or pledges made in the Ordinary Course of Business in connection with, or to secure payment of, utilities or similar services, workers’ compensation, unemployment insurance, old age pensions or other social security, governmental insurance and governmental benefits, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations;

(iv)        purchase money Liens in any property acquired by the Company or any of its Subsidiaries in the Ordinary Course of Business to the extent permitted by these Bylaws;

(v)         interests or title of a licensor, licensee, lessor or sublessor under any license or lease permitted by these Bylaws;

(vi)        Liens in respect of property of the Company or any of its Subsidiaries imposed by Law which were incurred in the Ordinary Course of Business, such as warehousemen’s, mechanic’s, statutory landlord’s, materialmen’s, carriers’ or contractors’ liens or encumbrances or any similar Lien or restriction for amounts not yet due and payable; and

(viii)      easements, rights-of-way, restrictions and other similar charges and encumbrances on real property and minor defects or irregularities in the title thereof that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by the Company or any of its Subsidiaries in the Ordinary Course of Business.

“Person” means any individual or Entity.

“Predecessors” mean General Motors Acceptance Corporation and GMAC LLC.

“Project Agreements” means those certain agreements between the Company (including the Predecessors) and its Subsidiaries, on the one hand, and the Stockholders and their Affiliates, on the other hand, set forth on Exhibit A.

“Public Offering” means an underwritten sale to the public of the Company’s (or its successor’s) Equity Securities pursuant to an effective registration statement filed with the SEC on Form S-1 and after which the Company’s (or its successor’s) Equity Securities are listed on the New York Stock Exchange, NASDAQ or any other national security exchange; provided that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8.

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“Purchase Agreement” means the Purchase and Sale Agreement dated April 2, 2006, among GM, GM Holdco, GMAC LLC and FIM.

“Qualified Public Offering” means one or a series of Public Offerings by the Issuer and/or one or more securityholders of the Issuer that results in at least twenty percent (20%) of the issued and outstanding common stock (or equivalent Equity Securities) of the Issuer at the time of such determination having been sold at such time or previously through a Public Offering or Public Offerings.

“Rating Agencies” means, collectively, Moody’s Investors Service, Inc., (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (“S&P”), and Fitch Ratings, and, in each case, any successor.

“Required Capital Amount” means the minimum amount of equity capital of the Company sufficient to satisfy (a) the requirements of the BHC Act, (b) the requirements of other applicable banking regulations, and (c) the requirements of the Federal Reserve Board.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Executive Officers” means, collectively, the Chief Executive Officer, the Presidents and the Chief Financial Officer.

“Significant Joint Venture” means each joint venture listed on the Schedule of Joint Ventures and each other joint venture of which the Company or any of its Subsidiaries holds Equity Securities and that from time to time may be designated as a Significant Joint Venture by the Board of Directors.

“Stockholders” means holders of shares of capital stock of the Company.

“Stockholders Agreement” means the Stockholders Agreement, dated August 19, 2013, by and among Ally, UST, and FIM Holdings LLC.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

“Transaction Documents” means the agreements and other documents set forth on Exhibit B.

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“Transfer” means any sale, transfer, assignment (other than a contingent assignment for the benefit of creditors), exchange, or other disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of Law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code.

“UST” means The United States Department of the Treasury.

Section 1.2. Cross-References. In addition to the terms set forth in Section 1.1, the following terms are defined in the text of these Bylaws in the locations specified below:

Term	Cross-Reference

Agents	Section 11.1

Audit Committee	Section 7.13(d)

Board of Directors	Section 7.1

Chief Executive Officer	Section 7.15(c)(i)

Chief Financial Officer	Section 7.15(c)(iii)

Compensation Committee	Section 7.13(e)

Convertible Securities	Definition of “Fully Diluted Basis”

Directors	Section 7.1

FIM Blocker Corp	Section 6.12

Fully-Diluted Majority Holders	Section 10.2(a)

Independent Auditor	Section 4.5

Moody’s	Definition of “Rating Agencies”

Officers	Section 7.15(a)

Preemptive Holder	Section 10.3(a)

Preemptive Offer	Section 10.3(a)

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Preemptive Offer Period	Section 10.3(a)

Preemptive Securities	Section 10.3(a)

Preemptive Share	Section 10.3(b)

President	Section 7.15(c)(ii)

S&P	Definition of “Rating Agencies”

Sarbanes-Oxley Act	Section 4.5

Secretary	Section 7.15(c)(iv)

Voting Power	Section 6.7(a)

Section 1.3. Interpretative Matters. In these Bylaws, unless otherwise specified or where the context otherwise requires:

(a)          the headings of particular provisions of these Bylaws are inserted for convenience only and will not be construed as a part of these Bylaws or serve as a limitation or expansion on the scope of any term or provision of these Bylaws;

(b)          words importing any gender shall include other genders;

(c)          words importing the singular only shall include the plural and vice versa;

(d)         the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)          the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to these Bylaws as a whole and not to any particular provision of these Bylaws;

(f)          references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to these Bylaws;

(g)         references to any Person include the heirs, executors, administrators, legal representatives, successors and permitted assigns of such Person where the context so permits;

(h)         the use of the words “or,” “either” and “any” shall not be exclusive;

(i)           references to “$” mean the lawful currency of the United States of America;

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(j)           references to any agreement, contract, guideline, exhibit or schedule, unless otherwise stated, are to such agreement, contract, guideline, exhibit or schedule as amended, amended and restated, replaced, substituted, modified or supplemented from time to time in accordance with the terms hereof and thereof;

(k)          references to any Law or a particular provision of any Law, unless otherwise stated, are to such Law and any successor Law or to such provision of Law and the corresponding provision in any successor Law, as applicable;

(l)           references in these Bylaws to redemptions shall not be deemed to include actions taken upon a liquidation, winding-up or dissolution of the Company, and a reference to any of a dissolution, liquidation or winding-up of the Company shall refer to each such transaction; and

ARTICLE II
Organizational Matters; General Provisions

Section 2.1. Formation. (a) The Company was converted from a limited liability company to a corporation under the DGCL by the filing of a certificate of conversion and the Charter with the Secretary of State of the State of Delaware on June 30, 2009.

(b)          The rights, duties and liabilities of the Stockholders shall be as provided in the DGCL, except as otherwise provided in the Charter and these Bylaws. To the extent that the rights, powers, duties, obligations and liabilities of any Stockholders are different by reason of any provision of the Charter or these Bylaws than they would be in the absence of such provision, the Charter and these Bylaws shall, to the extent permitted by the DGCL, control.

Section 2.2. Name; Office; Registered Agent. (a) The name of the Company is set forth in the Charter. The Board of Directors may change the name of the Company at any time and from time to time by complying with the terms of the DGCL regarding amendments to the Charter. Prompt notification of any such change shall be given to all Directors. The Company may conduct business under its name, the name “GMAC” pursuant to the License Agreement, or, subject to the terms of the License Agreement, one or more assumed names approved by the Board of Directors from time to time. The Company shall continue to use the trade name and trademark “GMAC” in connection with GM-directed automotive consumer and dealer finance incentive, and other promotional programs involving GM products for which GM compensates the Company, except as provided for in the License Agreement or as otherwise may be agreed by the Company and GM. Except as provided for in the License Agreement, the Company may not use any names, trade names, service marks or logos of any Stockholder or any of its Affiliates without the prior written consent of such Stockholder or Affiliate.

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(b)          The Company’s principal office shall be located at 200 Renaissance Center, Detroit, Michigan 48265-2000, or such other location in the United States of America as the Board of Directors shall designate from time to time in the manner provided by Law, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may maintain offices at such other place or places as the Board of Directors deems advisable. Prompt notice of any change in the principal office shall be given to all Stockholders. The Company’s initial registered agent in the State of Delaware for the service of process is as identified in the Charter filed with the Secretary of State of the State of Delaware. The Board of Directors may from time to time change the registered agent, and any such change shall be reflected in appropriate filings with the Secretary of State of the State of Delaware.

Section 2.3. Purposes; Powers. (a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by Law to a corporation organized under the Laws of the State of Delaware.

(b)          Subject to the provisions of these Bylaws and except as prohibited by Law, (i) the Company may, with the approval of the Board of Directors, enter into, deliver and perform any and all agreements, consents, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, all without any further act, vote or approval of any Stockholder, and (ii) the Board of Directors may, pursuant to Section 7.14, authorize (including by general delegated authority) any Person (including any Stockholder, Director or Officer) to enter into, deliver and perform on behalf of the Company any and all agreements, consents, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever.

(c)          Subject to the other provisions of the Charter and these Bylaws, the Company shall do all things necessary to maintain its existence separate and apart from each Stockholder and any Affiliate of any Stockholder, including holding regular meetings of the Board of Directors and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person.

Section 2.4. Duration. The period of the Company’s duration commenced on the commencement of the existence of General Motors Acceptance Corporation and shall continue in full force and effect in perpetuity; provided that the Company may be dissolved and wound up in accordance with the provisions of the Charter, these Bylaws and the DGCL.

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Section 2.5. Filings; Qualification in Other Jurisdictions. The Company shall prepare, following the date of these Bylaws, any documents required to be filed or, in the Board of Directors’ view, appropriate for filing under the DGCL, and the Company shall cause each such document to be filed in accordance with the DGCL, and, to the extent required by Law, to be filed and recorded, and/or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may have established, or after the Effective Date may establish, a place of business. The Board of Directors may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified, formed or registered. Any Director or Officer, acting individually as an authorized person within the meaning of the DGCL, shall execute, deliver and file any such documents (and any amendments and/or restatements thereof) necessary for the Company to accomplish the foregoing. The Board of Directors may appoint any other authorized persons to execute, deliver and file any such documents.

ARTICLE III
Capitalization; Capital Stock

Section 3.1. Capital Stock; Capitalization. (a) The Company shall have six authorized series of capital stock, consisting of 1,547,779 shares of Common Stock, which shall have equal rights and preferences in the assets of the Company, 8,330 shares of Class C Preferred Stock, which may be issued in one or more series and which shall be issued in the same amount and same class as the Management Units issued by Management Company, 160,870,560 shares of Class A Preferred Stock, 2,576,601 shares of Class E Preferred Stock, 228,750,000 shares of Class F-2 Preferred Stock, and 2,576,601 shares of Class G Preferred Stock. A share of capital stock shall for all purposes be personal property. For purposes of these Bylaws, except for the Class E Preferred Stock held by Blocker Sub and the Class C Preferred Stock held by Management Company, shares of capital stock held by the Company or any of its Subsidiaries shall be deemed not to be outstanding. The Company may issue fractional shares pursuant to the terms of these Bylaws, and all shares of capital stock shall be rounded to the fourth decimal place.

(b)          Upon the Effective Date, the Stock Register of the Company shall be in the form attached to these Bylaws. Following the Effective Date, the Company shall update the Stock Register to reflect any changes in the Stockholders and the capital stock held by the Stockholders in accordance with the terms of these Bylaws.

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Section 3.2. Authorization and Issuance of Additional Capital Stock. (a) The Board of Directors shall have the right to cause the Company to issue and/or create and issue at any time after the Effective Date, and for such amount and form of consideration as the Board of Directors may determine, subject to the provisions of Section 6.10, Section 10.3, and Section 12.1, (i) Permitted Additional Stock and (ii) (A) other additional capital stock (of existing classes or new classes) or other Equity Securities of the Company (including creating additional classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board of Directors) and (B) shares of Class C Preferred Stock; provided, however, that, without the prior written consent of the Majority Holders, the Board of Directors shall not have the right to cause the Company to issue or create more shares of capital stock than are authorized by the Charter. For the avoidance of doubt, the Majority Holders shall be deemed to have given such consent to the issuance of the Common Stock issuable to the Class F-2 Preferred Holder pursuant to the conversion of the Class F-2 Preferred Stock into Common Stock. In connection with the foregoing, subject to Section 6.10, the Board of Directors shall have the power to make such amendments to these Bylaws in order to provide for such Permitted Additional Stock, additional shares of Series A Preferred Stock or additional series of Class C Preferred Stock (provided, that the aggregate number of shares of Class C Preferred Stock shall not exceed 6,970) or, subject to Section 6.10(a)(i), other additional shares of capital stock, and such powers, designations and preferences and rights as the Board of Directors in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance; provided that any such amendment shall not reasonably be expected to have a material adverse effect on any Stockholder, in its capacity as such, that would be borne disproportionately by such Stockholder relative to other Stockholders having comparable rights under the Charter or these Bylaws with respect to the capital stock held by such Stockholder and other Stockholders prior to such amendment (unless such Stockholder or Stockholders consent in writing thereto); provided further that any such amendment shall not have the effect of treating any Stockholder’s right to receive dividends pursuant to Article V or distributions pursuant to Article IX differently with respect to such dividends or distributions than other Stockholders that are entitled to receive dividends pursuant to the same provision of Article V or distributions pursuant to the same provision of Article IX with respect to the capital stock held by such Stockholder and other Stockholders prior to such amendment, whether or not of the same class of capital stock (unless the holders of a majority of the stock so differently treated consent in writing thereto).

Section 3.3. Certification of Stock. Shares of capital stock shall be issued in non-certificated form; provided that the Board of Directors may cause the Company to issue certificates to a Stockholder representing the shares of capital stock held by such Stockholder. If any stock certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences a [Insert specific title of class of stock] representing an interest in Ally Financial Inc.

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The shares of capital stock in Ally Financial Inc. represented by this certificate are subject to restrictions on transfer set forth in the Bylaws of GMAC Inc., dated as of June 30, 2009, as the same may be amended from time to time.

The shares of capital stock in Ally Financial Inc. represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or under any other applicable securities laws. Such shares of stock may not be sold, assigned, pledged or otherwise disposed of at any time without effective registration under such Act and laws or, in each case, exemption therefrom.

ARTICLE IV
Stock Register; Books and Records; Affirmative Covenants

Section 4.1. Stock Register. The Company shall maintain and keep at its principal office the Stock Register on which it shall set forth the name and notice address of each Stockholder (and, upon notice of any Transfer by any Stockholder of any shares of capital stock in accordance with Article VIII, each Transferee) and the aggregate number of shares of capital stock of each class held by such Stockholder.

Section 4.2. Books and Records; Other Documents. (a) The Company shall keep, or cause to be kept, (i) complete and accurate books and records of account of the Company, (ii) minutes of the proceedings of meetings of the Common Holders, any class of Stockholders, the Board of Directors and any committee of the Board of Directors (including the Compensation Committee), and (iii) a current list of the Directors and Officers and their notice addresses. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being accurately and completely converted into written form within a reasonable time. The books of the Company shall be kept on the accrual basis of accounting, and otherwise in accordance with GAAP, and shall at all times be maintained or made available at the principal office of the Company. The Company shall, and shall cause its Subsidiaries to, (A) make and keep financial records in reasonable detail that accurately and fairly reflect all financial transactions and dispositions of the assets of the Company and its Subsidiaries and (B) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with authorization by the Person in charge and are recorded so as to provide proper financial statements and maintain accountability for assets and (2) safeguards are established to prevent unauthorized persons from having access to the assets, including the performance of periodic physical inventories.

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(b)          At all times the Company shall maintain at its principal office a current list of the name and notice address of each Stockholder, a copy of the Charter, including any amendments thereto, copies of these Bylaws and all amendments hereto, and all other records required to be maintained pursuant to the DGCL.

(c)          The Company also shall maintain at all times, at its principal office, copies of the Company’s federal, state, local and foreign income tax returns and reports, if any, and all financial statements of the Company for all years ending after November 30, 2006; provided, however, the Company shall not be required to maintain copies of income tax returns and reports, if any, and any financial statements of the Company for any year which each member of GMAC LLC has notified Company in writing that such member’s tax year has been closed.

Section 4.3. Reports and Audits. (a) Each Stockholder shall, to the extent that they have such right under Section 220 of the General Corporation Law of the State of Delaware, have the right, at all reasonable times and upon reasonable notice during normal business hours, and at its own expense, so long as such access does not unreasonably interfere with the normal operation of the Company, to examine and make copies of or extracts from the books of account of the Company or any other Company record for any purpose reasonably related to such Stockholder’s interest as a Stockholder of the Company, including to satisfy any reporting obligations of such Stockholder under the Exchange Act, and for federal, state, local or foreign income or franchise tax purposes, provided that the Company shall not be obligated to provide access to any information that is privileged or that is subject to restrictions of Law on such access.

(b)          If (i) GM or any of its Affiliates is required by Law or GAAP to consolidate the financial results of the Company into GM’s or such Affiliate’s financial statements or to file or furnish the Company’s financial statements with or to the SEC and (ii) the Company has failed for any reason to receive an unqualified audit opinion from a “Big Four” accounting firm, then GM shall have the right, at all reasonable times and upon reasonable notice during normal business hours and at its own expense, so long as such access does not unreasonably interfere with the normal operation of the Company, to conduct an audit of the accounting, financial, disclosure and internal controls of the Company and its Subsidiaries. Such audit right may be exercised through any designated agent or employee of GM, or its respective Affiliates. The parties agree that such audit is not intended to duplicate in its entirety the audit conducted by the Independent Auditor. GM shall bear all of its costs and expenses related to such review or audit (including all audit fees of the auditor employed by GM) and the Company shall bear all of its costs and expenses related to cooperating with such review or audit.

Any information provided to any Stockholder pursuant to this Section 4.3 shall be subject to the provisions of Article XI.

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Section 4.4. Financial Statements and Other Information. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC such annual, quarterly, current and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, including (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports shall be filed at or prior to the times specified for the filings of such reports under the Exchange Act and shall contain all the information, audit reports and exhibits required for such reports under the Exchange Act. Notwithstanding the foregoing, if the SEC will not accept the filing such reports from the Company, then the Company shall provide such reports directly to each Stockholder.

(b)          The Stockholders shall be supplied with all other Company information reasonably necessary to enable each Stockholder to prepare its federal, state, local and foreign income tax returns. Such information shall be prepared by the Company, and the Company shall use its reasonable best efforts to deliver such information to each Stockholder with reasonable promptness in light of the timing applicable to the purpose for which such information is to be used by such Stockholder.

(c)          All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes and in respect of tax accounting policies under the Charter or these Bylaws shall be made by the Board of Directors (subject, as applicable, to Section 6.10) and shall be conclusive and binding on all Stockholders, their Successors in Interest and any other Person, and to the fullest extent permitted by Law or as otherwise provided in these Bylaws, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

(d)          The Company shall provide to GM such quarterly, annual and other information reasonably required by GM so as to enable GM and each of its Affiliates to comply with all Law and GAAP requirements applicable to it, including any requirement to consolidate the financial results of the Company into GM’s or such Affiliate’s financial statements, to file or furnish the Company’s financial statements with or to the SEC, and to include information regarding the Company in GM’s Exchange Act reports. The Company shall provide such information to GM promptly following GM’s request and, so long as GM has made such request reasonably in advance of the applicable Law or GAAP deadline, within a sufficient period of time so as to enable GM or such Affiliate to comply with such Law or GAAP deadline. The Company acknowledges that GM is an “accelerated filer” under the Exchange Act and, as such, the Company will be required to provide quarterly and annual financial information to GM for the purposes of GM’s Exchange Act reports earlier than the Company would otherwise be required to produce such information in connection with the Company’s own Exchange Act reports.

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(e)          Subject to applicable law and stock exchange regulations, with respect to the GM Trust, for so long as the GM Trust holds at least 2.5% of the then-outstanding Common Stock, and provided that such trust shall have executed a customary confidentiality agreement with respect to the use and treatment of confidential information and further provided that the Company shall be permitted to exclude such trust from receiving certain information if, based on the advice of counsel, such exclusion is necessary to preserve the attorney-client privilege of the Company, provided that to the extent practicable the Company shall provide such non-voting observer advance written notice of any such exclusion:

(i)          The GM Trust shall receive copies of all written materials and other information given to Directors in connection with all meetings of the Board (including minutes of meetings) at substantially the same time such materials and information are given to Directors;

(ii)         Senior management of the Company (including at least two of the Chief Executive Officer, Chief Financial Offer and Chief Risk Officer, and such others as are necessary) shall meet on at least a quarterly basis with the trustee of the GM Trust to discuss the Company, its operations, its financial results and its forward looking plans and projections and such other information as such trustees may reasonably request related thereto;

(iii)        The Company shall also make available to the trustee of the GM Trust the Company’s auditors on an annual basis and as reasonably requested in connection with any sale of the Company’s securities or in connection with the occurrence of other material events involving the Company, with reasonable notice to discuss issues relevant to the trustee. The Company will invite the trustee of the GM Trust to attend the orientation session for new Directors, it being understood and agreed that the trustee may attend other similar sessions or events upon invitation.

(iv)        Senior management of the Company shall use their reasonable best efforts to otherwise respond to reasonable questions and phone calls of the trustee of the GM Trust and support their information requirements in effecting the trustee’s responsibilities under the trust agreement; and

(v)         To the extent that the GM Trust is not otherwise informed through its receipt of materials distributed to observers to the Board of Directors, the Company shall use its reasonable best efforts to inform such trust of material events involving the Company a reasonable period prior (to the extent practicable) to the occurrence thereof, including any public offering of the Company’s securities and material mergers and acquisitions and corporate finance activity involving the Company.

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All information provided to the GM Trust pursuant to this Section 4.4 shall remain subject to Article XI.

Section 4.5. Independent Auditor. The Company and its Subsidiaries at all times shall engage a Person to audit its financial statements (the “Independent Auditor”) that (a) is an independent public accounting firm within the meaning of the American Institute of Certified Public Accountants’ Code of Professional Conduct (American Institute of Certified Public Accountants, Professional Standards, vol. 2, et sec. 101), (b) is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (c) if the Company were an “issuer” (as defined in the Sarbanes-Oxley Act), would not be in violation of the auditor independence requirements of the Sarbanes-Oxley Act by reason of its acting as the auditor of the Company and its Subsidiaries. Subject to Section 6.10, the Independent Auditor shall be appointed by the Board of Directors and shall be a nationally recognized certified public accounting firm. The Company shall engage the Independent Auditor from time to time to conduct such review and testing as from time to time may be necessary or reasonably required under the Sarbanes-Oxley Act and to issue to the Company its written opinions and recommendations with respect thereto.

Section 4.6. Company Policies. On December 18, 2006, the Board of Managers of GMAC LLC (a) reconfirmed the policies, standards and procedures relating to the Company and its Subsidiaries set forth on Exhibit C and (b) adopted or reconfirmed, as applicable, the environmental guidelines set forth on Exhibit D. It is the intent of the Company and its Subsidiaries to operate in compliance with all Laws.

ARTICLE V
Dividends

Section 5.1. Dividends. (a) Subject to the DGCL, dividends shall be paid to each class of preferred stock as set forth in the respective certificate of designations and to the Common Stock when, as, and if declared by the Board of Directors, in accordance with these Bylaws and the Charter. Dividends shall be paid in cash, except as may otherwise be allowed pursuant to Section 5.2.

(b)          Notwithstanding the other provisions of the Charter or these Bylaws, in the event that any dividend (or portion thereof) that is required to be paid pursuant to the Charter or these Bylaws would, based on a good faith determination of the Board of Directors, result in a reduction of the equity capital of the Company below the Required Capital Amount, then such dividend (or such portion) shall not be paid unless it has been approved in writing by at least a majority of the Board of Directors.

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Section 5.2. Non-Cash Dividends. With the consent of the Majority Holders (including at least two Common Holders), and in each case subject to the DGCL, the Company shall be permitted to distribute property consisting of assets other than cash to the Common Holders; provided that all Common Holders receive the same type of asset; and provided further that no such consent shall be required in connection with any distribution in-kind pursuant to Section 9.2.

Section 5.3. No Set-Off. The Company shall pay all dividends without regard to any claims that the Company or any Subsidiary of the Company or any Stockholder may have against any other Stockholder or any Affiliate of a Stockholder

ARTICLE VI
Rights and Duties of Stockholders

Section 6.1. Stockholders. The Stockholders of the Company, and their respective class and number of shares of capital stock, are listed on the Stock Register. No Person may be a Stockholder without the ownership of a share of capital stock. The Stockholders shall have only such rights and powers as are granted to them pursuant to the express terms of the Charter, these Bylaws and the DGCL. Except as otherwise expressly provided in the Charter or these Bylaws, no Stockholder, in such capacity, shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of, any other Stockholder or the Company.

Section 6.2. No Management or Dissent Rights. Except as set forth in the Charter or these Bylaws or otherwise required by the DGCL, the Stockholders shall not have any right to take part in the management or operation of the Company other than through the Directors elected by the Stockholders to the Board of Directors. No Stockholder shall, without the prior written approval of the Board of Directors, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of the Charter or these Bylaws. Except as required by the DGCL, Stockholders shall not be entitled to any rights to dissent or seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person.

Section 6.3. No Stockholder Fiduciary Duties. (a) No Stockholder shall, to the maximum extent permitted by the DGCL and other applicable Law, owe any duties (including fiduciary duties) as a Stockholder to the other Stockholders or the Company, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that each Stockholder shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

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(b)          Except as otherwise expressly provided in the Charter or these Bylaws or any contractual arrangements between the Company and one or more Stockholders, any Stockholder may engage in or possess any interest in another business or venture of any nature and description, independently or with others, whether or not such business or venture is competitive with the Company or any of its Subsidiaries, and neither the Company nor any other Stockholder shall have any rights in or to any such independent business or venture or the income or profits derived therefrom, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to the Stockholders and the members, shareholders, partners and Affiliates thereof. The pursuit of any such business or venture shall not be deemed wrongful, improper or a breach of any duty hereunder, at law, in equity or otherwise. Any Stockholder and the members, shareholders, partners and Affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the DGCL, subject to the terms and conditions of the Charter and these Bylaws.

(c)          Except as otherwise expressly provided in the Charter or these Bylaws or any contractual arrangements between the Company and one or more Stockholders, if a Stockholder acquires knowledge, other than solely from or through the Company, of a potential transaction or matter that may be a business opportunity for both such Stockholder and the Company or another Stockholder, such Stockholder shall have no duty to communicate or offer such business opportunity to the Company or any other Stockholder and shall not be liable to the Company or the other Stockholders for breach of any duty (including fiduciary duties) as a Stockholder by reason of the fact that such Stockholder pursues or acquires such business opportunity for itself, directs such opportunity to another Person, or does not communicate information regarding such opportunity to the Company.

(d)          The provisions of the Charter and these Bylaws, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Stockholder otherwise existing at law or in equity, are agreed by the Stockholders to replace such duties and liabilities of such Stockholder.

Section 6.4. Meetings of the Common Holders. (a) An annual meeting of the Common Holders shall be held in Detroit, Michigan, New York, New York or at such other place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, but in no event later than April 30 of each year. Prior to each annual meeting, the Secretary shall circulate an agenda for such meeting, which agenda shall include a discussion of the financial reports of the Company most recently filed with the SEC (or delivered to the Stockholders, as applicable) pursuant to Section 4.4(a), such other matters relating to the Company as any Common Holder holding in excess of thirty three percent (33%) of the Voting Power shall request to be included in such agenda and such other matters relating to the Company as the representatives of the Common Holders attending such meeting shall elect to discuss. Any Common Holder(s) holding in excess of thirty three percent (33%) of the Voting Power individually or in the aggregate may request that the Directors or Officers of the Company participate in such annual meeting or make presentations regarding such matters relating to the Company as such Common Holder(s) shall reasonably request; provided that such participation does not unreasonably interfere with the normal performance of their duties.

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(b)          A special meeting of the Common Holders for any purpose or purposes specified by the person calling the meeting may be called at any time by (i) the Board of Directors, (ii) the Chief Executive Officer, or (iii) any Common Holder(s) holding in excess of thirty three percent (33%) of the Voting Power individually or in the aggregate. At a special meeting, no business shall be transacted and no action shall be taken other than that stated in the notice for such meeting.

(c)          Each Common Holder shall have the right to attend any such meeting. Any Common Holder who is not a natural person shall designate one individual to act as such Common Holder’s legal representative for purposes of voting at such meeting.

Section 6.5. Notice of Meetings. Written notice stating the place, day and time of every meeting of the Common Holders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed (a) with respect to any annual meeting, not less than ten nor more than sixty calendar days before the date of the meeting (or if sent by facsimile, not less than five Business Days before the date of the meeting) or (b) with respect to any special meeting, not less than five nor more than thirty calendar days before the date of the meeting (or if sent by facsimile, not less than three Business Days before the date of the meeting), in either case to each Common Holder entitled to vote at such meeting, at its notice address maintained in the records of the Company by the Secretary. Such further notice shall be given as may be required by Law, but meetings may be held without notice if all the Common Holders entitled to vote at the meeting are present in person or by telephone or represented by proxy or if notice is waived in writing by those not present, either before or after the meeting.

Section 6.6. Quorum. Any number of Common Holders holding at least a majority of the shares of Common Stock entitled to vote with respect to the business to be transacted and who shall be present in person or by telephone or represented by proxy at any meeting duly called shall constitute a quorum for the transaction of business. If such quorum is not present within sixty minutes after the time appointed for such meeting, such meeting shall be adjourned and the Board of Directors shall reschedule the meeting no fewer than three nor more than ten Business Days thereafter. If such meeting is rescheduled two consecutive times, then those Common Holders who are present or represented by proxy at the second such rescheduled meeting shall constitute a valid quorum for all purposes hereunder; provided that written notice of any rescheduled meetings shall have been delivered to all Common Holders at least three Business Day prior to the date of each rescheduled meeting.

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Section 6.7. Voting. (a) Except as otherwise provided by Law, the Charter or these Bylaws, Common Holders holding shares of Common Stock shall vote together as a single class. Each Common Holder shall be entitled to one vote for each share of Common Stock held by such Common Holder, in connection with the election of Directors and on all matters to be voted upon by the Stockholders (without prejudice to any consent rights that the holders of any class or portion of any particular class of capital stock have expressly been granted under these Bylaws or the Charter). The percentage of the total votes entitled to be cast by any Common Holder or group of Common Holders with respect to such Common Holder’s or group of Common Holders’ Common Stock, calculated pursuant to this Section 6.7, is herein referred to as the “Voting Power” of such Common Holder or Common Holders.

(b)          At any meeting of the Common Holders, each Common Holder entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person, by telephone or by proxy, equal to the Voting Power of the number of shares of Common Stock held in its name on the relevant record date established pursuant to Section 6.9.

(c)          Except as otherwise specified herein, when a quorum is present, the affirmative vote of the holders of a majority of the Voting Power of the capital stock present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Common Holders, unless the question is one upon which by express provisions of Law or the Charter or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by any class of capital stock is required, the affirmative vote of the holders holding at least a majority of the Voting Power of the capital stock of such class present in person or represented by proxy at the meeting of such class shall be the act of such class, unless the question is one upon which by express provisions of Law or the Charter or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

(d)          Each Stockholder entitled to vote at a meeting of Common Holders or any class of Stockholders or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of Common Holders or any class of Stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares of capital stock may be represented or voted under a proxy that have been found to be invalid or irregular.

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Section 6.8. Action Without a Meeting; Telephonic Meetings. (a) Any action required to be taken at any annual or special meeting of, or by any vote of, Common Holders or of any class of Stockholders, or any action or vote that may be taken at any annual or special meeting of such Common Holders or class of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Stockholders who signed the consent or consents, shall be signed by Stockholders holding (i) in the case of any action required to be taken at any annual or special meeting, or by vote, of the Common Holders, not less than a majority of the Voting Power of the outstanding Common Stock (or, with respect to the taking of any action that would require a higher percentage of Common Holders to approve hereunder, such higher percentage of the outstanding Common Stock), or (ii) in the case of any action required to be taken at any meeting of the Stockholders holding a particular class of capital stock, not less than a majority of the shares of capital stock of such class, as applicable. Any such consent or consents shall be delivered to the Company by delivery to the Company’s principal place of business, or an Officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Stockholders are recorded. If action is so taken without a meeting by less than unanimous written consent of the Common Holders or of any class of Stockholders, a copy of such written consent shall be delivered promptly to all Common Holders or all Stockholders of such class who have not consented in writing. Any action taken pursuant to such written consent or consents of the Common Holders or any class of Stockholders shall have the same force and effect as if taken by the Stockholders at a meeting of the Common Holders or the Stockholders of such class.

(b)          Common Holders may participate in meetings of the Common Holders, and Stockholders of any class may participate in meetings of such class of Stockholders, by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 6.8(b) shall constitute presence at such meeting and shall constitute a waiver of any deficiency of notice.

Section 6.9. Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Common Holders or any class of Stockholders or any adjournment thereof, or entitled to receive a payment of any kind, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than seventy calendar days prior to the date on which the particular meeting or action requiring such determination of Common Holders is to be held or taken. If no record date is fixed by the Board of Directors, the date on which notices of the meetings are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of the Common Holders has been made as provided in this Section 6.9, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty calendar days after the date originally fixed.

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Section 6.10. Certain Matters Requiring Approval of the Majority Holders (including at Least Two Common Holders). (a) Notwithstanding any other provision of these Bylaws, the Company and the Board of Directors shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, engage in any of the following transactions without the prior approval of the Majority Holders (including at least two Common Holders):

(i)          any amendment to the organizational documents of (A) the Company, including the Charter and these Bylaws, or (B) any of the Material Subsidiaries if, in either case, such amendment could reasonably be expected to significantly and adversely impact any Stockholder (including any Stockholder’s rights under these Bylaws), the Company or such Material Subsidiary, other than any amendment, but only to the extent necessary, to implement the issuance of (i) Permitted Additional Stock, or (ii) additional series of Class C Preferred Stock;

(ii)         the redemption, purchase or other acquisition, directly or indirectly, of any capital stock or other Equity Securities of the Company, other than (A) those shares of capital stock or other Equity Securities of the Company held by any current or former officer, manager, director, consultant or employee of the Company or any of its Subsidiaries or, to the extent applicable, their respective estates, spouses, former spouses or family members, in each case pursuant to any equity subscription agreement, option agreement, members’ agreement or similar agreement or benefit of any kind, (B) redemptions, purchases or other acquisitions that are made pro rata among the Stockholders holding a particular class of capital stock or other Equity Securities, in each case, to the extent that (1) no Rating Agency has communicated to the Company, after inquiry, that such proposed redemption, purchase or other acquisition is reasonably likely to result in a Credit Downgrade or (2) such proposed redemption, purchase or other acquisition will not result in a reduction of the equity capital of the Company (as determined by the Board of Directors) below the Required Capital Amount, unless approved by a majority of the Independent Directors and (C) redemptions, purchases or other acquisitions of shares of Class C Preferred Stock held by Management Company pursuant to the Charter;

(iii)        the payment or other issuance of any dividend on any class of capital stock that is not pro rata among all holders of such class of capital stock;

(iv)        (A) the declaration of a Bankruptcy (or acquiescence with respect thereto), of the Company or any Material Subsidiary, or the dissolution, liquidation, recapitalization or reorganization in any form of transaction, of the Company;

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(B)         any dissolution, liquidation, recapitalization or reorganization in any form of transaction of any of the Company’s Material Subsidiaries that could reasonably be expected to significantly and adversely impact any Stockholder either directly or indirectly (including any Stockholder’s rights under these Bylaws);

(v)        authorize or issue any debt securities or any Equity Securities of the Company that (A) rank senior to the Common Stock with respect to dividends or upon a sale or liquidation of the Company and (B) in the case of any such debt securities, are accorded the same equity treatment by the Ratings Agencies as the Common Stock at the time of the authorization or issuance thereof, provided, however, that any such authorization or issuance required by an order of the Federal Reserve Board shall not require such approval;

(vi)       any transaction that results in a Company Sale;

(vii)      any merger or consolidation involving the Company or any Subsidiary that requires the approval of the holders of common stock of the Company under the DGCL;

(viii)     any change of the Independent Auditor, unless such replacement Independent Auditor is a “Big Four” accounting firm;

(ix)        any change in the Company’s Fiscal Year; and

(x)         the taking of any other act, or the consummation of any other transaction, involving the Company or any Subsidiary, that (A) requires the approval of the holders of common stock of the Company under the DGCL or (B) the taking of such act or the consummation of such transaction by a corporation with its common stock listed on the New York Stock Exchange would require the approval of the holders of common stock of such corporation under the rules of the New York Stock Exchange.

(b)          The Stockholders hereby acknowledge and agree that the determination of the Common Holders as to whether to consent to any of the actions described in this Section 6.10, shall be entitled to be made in the sole discretion of the Common Holders, acting in their own best interests.

(c)          Notwithstanding any other provision of these Bylaws, the Company and the Board of Directors shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, engage in any of the following transactions without the prior approval of the Majority Holders (including at least two Common Holders) and at least a majority of the Independent Directors:

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(i)          the declaration of a Bankruptcy (or acquiescence with respect thereto), dissolution (to the fullest extent permitted by Law), liquidation, recapitalization or reorganization in any form of transaction, in each case of the Company or any of its Material Subsidiaries;

(ii)         the entering into, amendment or other modification of any transaction (other than any intercompany transaction) with any Affiliate, Stockholder (other than Governmental Entities, except UST in its capacity as a Stockholder, and other than the Class E Preferred Holder) or any of their Affiliates or any Senior Executive Officer (other than, in the case of any Senior Executive Officer, any agreement or arrangement entered into with such Person in connection with and relating to such Person’s employment with the Company or any of its Subsidiaries, including compensation arrangements), if the value of the consideration provided by the Company and/or any of its Subsidiaries to any such Affiliate, Stockholder or any of their Affiliates or any Senior Executive Officer involves in excess of $5 million or, if there is no monetary consideration paid or quantifiable value exchanged, if the agreement is otherwise material to the Company and/or any of its Subsidiaries (and in any event any amendment or other modification to any agreement set forth on Exhibit E), unless at least a majority of the Independent Directors determines that such transaction is entered into in the Ordinary Course of Business and is on terms no less favorable to the Company or its Subsidiaries, as applicable, than those that would have been obtained in a comparable transaction by the Company or such Subsidiary, as applicable, with a Person that is not an Affiliate; and

(iii)        the incurrence by the Company and its Subsidiaries of Indebtedness (other than intercompany Indebtedness) to the extent that any Rating Agency has communicated to the Company, after inquiry, that such proposed incurrence of Indebtedness is reasonably likely to result in a Credit Downgrade.

Section 6.11. Liability of Stockholders. Except as otherwise required by Law or as expressly set forth in the Charter or these Bylaws, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Stockholder or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Stockholder or Director, whether to the Company, to any of the other Stockholders, to the creditors of the Company or to any other third Person.

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Section 6.12. Blocker Corp Transactions. Notwithstanding anything in these Bylaws to the contrary, in no event will (i) the merger of the Company (with the Company as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Company or a wholly owned subsidiary of the Company) of the FIM Blocker Corp’s shares in the Company for new shares in the Company, or a similar exchange transaction) or (ii) the merger of the Company (with the Company as the survivor) or a direct wholly owned subsidiary thereof with Blocker Sub, or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or these Bylaws or require any consent of any Stockholder other than the “Approval of Action” dated as of June 30, 2009, which is in full force and effect as of such date.

ARTICLE VII
Board of Directors; Officers

Section 7.1. Establishment of Board of Directors. There is hereby established a board of directors (the “Board of Directors”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in the Charter and these Bylaws. The size of the Board of Directors shall initially be nine and shall be adjusted from time to time by a vote of the Majority Holders. The Directors shall be elected at the annual meeting of the Common Holders by a vote of the Majority Holders. Each Director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in the Stockholders Agreement or this Article VII.

Section 7.2. General Powers of the Board of Directors. The property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise expressly provided in the Charter or these Bylaws. In addition to the powers and authority expressly conferred on it by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are permitted by the DGCL and the Charter. Each Director shall be a “director” (as such term is defined in the DGCL) of the Company but, notwithstanding the foregoing, to the fullest extent permitted by applicable Law, no Director shall have any rights or powers beyond the rights and powers granted to such Director in the Charter or these Bylaws. Except as such power is delegated pursuant to Section 7.14, no Director acting alone, or with any other Directors, shall have the power to act for or on behalf of, or to bind the Company.

Section 7.3. Removal of Directors for Cause. (a) A Director or the Board of Directors may be removed for Cause by a vote of the Majority Holders.

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(b)          Subject to the terms of the Stockholders Agreement, any vacancy occurring in the Board of Directors shall be filled by a vote of the Majority Holders.

(c)          Any Director may resign at any time by giving written notice to the members of the Board of Directors and the Chief Executive Officer or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.4. Meetings. (a) Regular meetings of the Board of Directors may be held in Detroit, Michigan, New York, New York or at such other place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, but in no event less than (i) four times during any twelve-month period and (ii) once during any three-month period. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, and in any event shall be called by the Chief Executive Officer upon the written request of any Director. Special meeting notices shall state the purposes of the proposed meeting. Subject to the requirements Article III(d)of the Stockholders Agreement, any observer to the Board of Directors appointed pursuant to and in accordance with the terms of the Stockholders Agreement shall have the right to attend all meetings of the Board of Directors and all committees thereof and receive all information provided to the members of the Board of Directors in advance of each such meeting in the same manner and at the same time as the members of the Board of Directors or such committee.

(b)          Any Director or any member of a committee of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such Director attends for the express purpose of objecting or abstaining at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Director shall be conclusively presumed to have assented to any action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless his or her written dissent or abstention to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to any Director who voted in favor of such action.

Section 7.5. Notice of Meetings. Written notice stating the place, day and time of every meeting of the Board of Directors and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than five nor more than thirty calendar days before the date of the meeting (or if sent by facsimile or email, not less than three Business Days before the date of the meeting), in each case to each Director and if applicable, observer, at his or her notice address maintained in the records of the Company by the Secretary. Such further notice shall be given as may be required by Law, but meetings may be held without notice if all the Directors entitled to vote at the meeting are present in person or by telephone or if notice is waived in writing by those not present, either before or after the meeting.

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Section 7.6. Quorum. Unless otherwise provided by Law, the Charter or these Bylaws, the presence of Directors constituting a majority of the voting authority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business; provided, that the presence of at least two Independent Directors shall be required for a quorum to exist. If such quorum is not present within sixty minutes after the time appointed for such meeting, such meeting shall be adjourned and the President or acting Chairman shall reschedule the meeting to be held not fewer than two nor more than ten Business Days thereafter. If such meeting is rescheduled two consecutive times, then those Directors who are present or represented by proxy at the second such rescheduled meeting shall constitute a valid quorum for all purposes hereunder; provided that written notice of any rescheduled meeting shall have been delivered to all Directors at least two Business Days prior to the date of such rescheduled meeting. Notwithstanding any provision to the contrary contained herein, interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes any interested party contract or transaction.

Section 7.7. Voting. Each Director shall be entitled to cast one vote with respect to each matter brought before the Board of Directors (or any committee of the Board of Directors of which such Director is a member) for approval. Except as otherwise provided by these Bylaws, the DGCL, other Law or the Charter, all policies and other matters to be determined by the Directors shall be determined by a majority vote of the members of the Board of Directors present at a meeting at which a quorum is present.

Section 7.8. Action Without a Meeting; Telephonic Meetings. (a) On any matter requiring an approval or consent of Directors under the Charter, these Bylaws or the DGCL, the Directors may take such action without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors.

(b)          Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 7.8(b) shall constitute presence at such meeting and shall constitute a waiver of any deficiency of notice.

Section 7.9. Reserved.

Section 7.10. Reserved.

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Section 7.11. Reserved.

Section 7.12. Compensation of Directors; Expense Reimbursement. Directors that are also Officers of the Company or employees of any of the Stockholders or their Affiliates shall not receive any stated fee for services in their capacity as Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Company or any Subsidiary in any other capacity and receiving compensation therefor. Directors that are not also Officers of the Company or employees of any of the Stockholders or their Affiliates may receive a stated salary for their services as Directors, in each case as determined from time to time by the Board of Directors. Directors shall be reimbursed by the Company for any reasonable out-of-pocket expenses related to attendance at each regular or special meeting of the Board of Directors subject to the Company’s requirements with respect to reporting and documentation of such expenses.

Section 7.13. Committees of the Board of Directors. (a) The Board of Directors may by resolution designate one or more committees, each of which shall be comprised of two or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. At least one Independent Director shall serve on each committee of the Board of Directors. Subject to Section 6.10(c), any decisions to be made by a committee of the Board of Directors shall require the approval of a majority of the votes of such committee of the Board of Directors. To the extent not prohibited by Law or stock exchange listing requirement, any Director or observer appointed pursuant to the Stockholders Agreement may attend the meetings of any committee of the Board of Directors on which he or she does not serve, as a non-voting observer.

(b)          Any committee of the Board of Directors, to the extent provided in any resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in Section 7.13(c) or in the establishment of such committee. Any committee members may be removed, or any authority granted thereto may be revoked, at any time for any reason by a majority of the Board of Directors subject to the limits on designation of replacement provided above and subject to the limitations in designation for removal from the Board of Directors set out in these Bylaws. Each committee of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in the Charter, these Bylaws or by a resolution of the Board of Directors designating such committee.

(c)          No committee of the Board of Directors shall have the authority of the Board of Directors with respect to any matters (i) subject to the approval rights set forth in Section 6.10, or (ii) otherwise subject to the approval rights of the Common Holders or the Independent Directors.

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(d)          There is hereby established an audit committee of the Board of Directors (the “Audit Committee”) initially comprised of three Independent Directors consisting of the Independent Directors; provided, however, that if any of the Independent Directors is prohibited from serving on the Audit Committee by any Law or stock exchange listing requirement, then the Audit Committee may be comprised of fewer than three Independent Directors during the period of such prohibition, but in no event less than two Independent Directors. The chairman of the Audit Committee shall be elected by the Board of Directors. The Audit Committee shall have and may exercise the powers, authority and responsibilities that are normally appropriate for the functions of an audit committee. The Audit Committee shall report its actions, findings and reports to the Board of Directors on a regular basis.

(e)          There is hereby established the compensation, nominating, and governance committee of the Board of Directors (the “Compensation Committee”) initially comprised of at least three Independent Directors, none of which may be Officers or employees of the Company. The Compensation Committee shall have and may exercise the powers and authority delegated or granted to it by the Board of Directors and/or by any incentive compensation plan for employees of the Company.

Section 7.14. Delegation of Authority. The Board of Directors may, from time to time (acting in any applicable case with any required consent under the Charter or these Bylaws), delegate to any Person (including any Stockholder, Officer or Director) such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion, except with respect to any matters (a) subject to the approval rights set forth in Section 6.10, and (b) otherwise subject to the approval rights of the Common Holders or the Independent Directors. Any delegation pursuant to this Section 7.14 may be revoked at any time and for any reason or no reason by the Board of Directors.

Section 7.15. Officers. (a) The officers of the Company (the “Officers”) shall consist of a Chief Executive Officer, a Chief Financial Officer, one or more Presidents, a Secretary and such other Officers as may be appointed in accordance with the terms of these Bylaws. One Person may hold, and perform the duties of, any two or more of such offices.

(b)          All Officers shall be appointed by a majority of the members of the Board of Directors. Any Officer may be removed, with or without cause, at any time by the Board of Directors.

(c)          No Officer shall have any rights or powers beyond the rights and powers granted to such Officers in these Bylaws or by action of the Board of Directors. The Chief Executive Officer, Presidents, Chief Financial Officer and Secretary shall have the following duties and responsibilities:

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(i)          Chief Executive Officer. The Chief Executive Officer of the Company (the “Chief Executive Officer”) shall be a member of the Board of Directors and shall also perform such duties as may be assigned to them from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to any President and the other Officers such of his or her powers and such of his or her duties as the Board of Directors may deem to be advisable.

(ii)         Presidents. The Presidents of the Company (each a “President”) shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the Chief Executive Officer. Each President shall have the right, subject to the approval of the Board of Directors pursuant to Section 7.15(b) and following consultation with the Chief Executive Officer, to nominate the Officers who will report to such President or to any Person to whom such President delegates his or her authority.

(iii)        Chief Financial Officer. The Chief Financial Officer of the Company (the “Chief Financial Officer”) shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors or by any Officer authorized by the Board of Directors to make such designation. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall have the right, subject to the approval of the Board of Directors pursuant to Section 7.15(b) and following consultation with the Chief Executive Officer, to nominate the Officers who will report to him or her or to any Person to whom the Chief Financial Officer delegates his or her authority.

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(iv)        Secretary. The Secretary of the Company (the “Secretary”) shall attend all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the Stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. To the greatest extent possible, the Secretary shall vote, or cause to be voted, all of the Equity Securities of any Subsidiary of the Company as directed by the Board of Directors.

Section 7.16. Standard of Care; Fiduciary Duties; Liability of Directors and Officers. (a) Any Director or Officer, in the performance of such Director’s or Officer’s duties, shall be entitled to rely in good faith on the provisions of the Charter and these Bylaws and on opinions, reports or statements (including financial statements, books of account any other financial information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries) of the following other Persons or groups: (i) one or more Officers or employees of the Company or any of its Subsidiaries, (ii) any legal counsel, certified public accountants or other Person employed or engaged by the Board of Directors or the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Director, Officer or the Company or any of its Subsidiaries, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 141 of the DGCL.

(b)          On any matter involving a conflict of interest not provided for in these Bylaws, each Director and Officer shall be guided by its reasonable judgment as to the best interests of the Company and its Subsidiaries and shall take such actions as are determined by such Person to be necessary or appropriate to ameliorate such conflict of interest.

(c)          The Directors and the Officers, in the performance of their duties as such, shall owe to the Company and its Stockholders duties of loyalty and due care of the type owed under Law by directors and officers of a business corporation incorporated under the DGCL.

(d)          Except as required by the DGCL, no individual who is a Stockholder or an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a Director or an Officer or any combination of the foregoing.

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(e)          No Director or Officer shall be liable to the Company or any Stockholder for any act or omission (including any breach of duty (fiduciary or otherwise)), including any mistake of fact or error in judgment taken, suffered or made by such Person if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and which act or omission was within the scope of authority granted to such Person; provided that such act or omission did not constitute fraud, willful misconduct, bad faith or gross negligence in the conduct of such Person’s office.

(f)          No Director shall be liable to the Company or any Stockholder for monetary damages for breach of fiduciary duty as a Director; provided that the foregoing shall not eliminate or limit the liability of a Director: (i) for any breach of such Director’s duty of loyalty to the Company or its Stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law; or (iii) for any transaction from which such Director derived an improper personal benefit.

ARTICLE VIII
Transfer of Shares of Stock

Section 8.1. Void Transfers. To the greatest extent permitted by the DGCL and other Law, any Transfer by any Stockholder of any shares of capital stock or other interest in the Company in contravention of the Charter or these Bylaws shall be void and ineffective and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of the Charter or these Bylaws, to the greatest extent permitted by the DGCL and other Law, the purported Transferee shall have no right to any profits, losses or dividends of the Company or any other rights of a Stockholder.

Section 8.2. Transfer of Certain Shares of Capital Stock by GM to the U.S. Treasury. Notwithstanding anything to the contrary in the Charter or these Bylaws, the terms of this Article VIII and the other provisions of the Charter and these Bylaws that operate as restrictions or limitations on Transfers of shares of capital stock (including Section 6.10) or that give non-transferring Stockholders rights in connection with Transfers of shares of capital stock, shall not apply to any Transfer of shares of capital stock by GM or any of its Affiliates or the GM Trust to the U.S. Department of the Treasury or its designee (including any trust or trustee), and GM and its Affiliates and the GM Trust shall be permitted to Transfer any such shares of capital stock to the U.S. Department of the Treasury or such designee.

ARTICLE IX
Dissolution

Section 9.1. In General. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the approval of the Majority Holders (including at least two Common Holders); (b) at any time there are no Stockholders of the Company; or (c) the entry of a decree of judicial dissolution under Section 285 of the DGCL.

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Section 9.2. Liquidation and Termination. On the dissolution of the Company, the Board of Directors shall act as liquidator or (in its sole discretion) may appoint one or more representatives, Stockholders or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the DGCL. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidators are as follows:

(a)          the liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);

(b)          after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 9.2(a), all remaining assets of the Company shall be distributed to the Stockholders, subject to the DGCL, in accordance with the procedures set forth in the Charter, these Bylaws and the DGCL.

Section 9.3. Filing of Certificate of Dissolution. Immediately following the completion of the distribution of the Company’s assets as provided herein, the Board of Directors (or such other Person or Persons as the DGCL may require or permit) shall file a certificate of dissolution with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to the Charter or these Bylaws that are required to be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of the Charter and these Bylaws until it is terminated pursuant to this Section 9.3.

Section 9.4. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2 to minimize any losses otherwise attendant upon such winding up.

Section 9.5. Antitrust Laws. Notwithstanding any other provision in the Charter or these Bylaws, in the event that any Antitrust Law is applicable to any Stockholder by reason of the fact that any assets of the Company shall be distributed to such Stockholder in connection with the winding up of the Company, such distribution shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under such Antitrust Law have expired or otherwise been terminated with respect to each such Stockholder.

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Section 9.6. Other Remedies. Nothing in this Article IX shall limit any Stockholder’s right to enforce any provision of the Charter or these Bylaws by an action at Law or equity, nor shall an election to dissolve the Company pursuant to this Article IX relieve any Stockholder of any liability for any prior or subsequent violation of any provision of the Charter or these Bylaws or another document referred to herein.

ARTICLE X
Other Agreements

Section 10.1. Transactions with Affiliates. (a) The Company shall conduct, and shall cause each of its Subsidiaries to conduct, all transactions with its Affiliates (other than Subsidiaries of the Company), Stockholders (other than the Class E Preferred Holder) and their respective Affiliates, current or former officers or directors, or any of their respective family members on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, a Stockholder, an Affiliate of a Stockholder, a current or former officer or director, or a family member and in compliance with all Laws, it being understood and agreed that (i) all Transaction Documents (including the Project Agreements), (ii) all agreements or arrangements in effect as of the Effective Date by the Company and its Subsidiaries, on the one hand, and GM and its Subsidiaries, on the other hand, set forth on Exhibit E and (iii) all transactions approved by (A) the Majority Holders (including at least two Common Holders), as applicable, or (B) the Independent Directors pursuant to Section 6.10(c)(ii), in each case, as required by the Charter or these Bylaws, as applicable, shall each be deemed to be in compliance with this Section 10.1(a). Subject to the terms of the Charter and these Bylaws and any documents referred to herein, neither the Company nor any of its Subsidiaries shall be required to purchase products, services or components from any Stockholder, but may seek quotes for the supply of products, services or components in its Ordinary Course of Business.

(b)          The Class E Preferred Holder and, subject to Section 6.10(c)(ii) and Section 10.1(a), the Common Holders and Class A Preferred Holders (and Affiliates of, and Persons who are otherwise related to, such Stockholders) shall have the right to contract and otherwise deal with the Company with respect to the sale, purchase or lease of real and/or personal property, the rendition of services, the lending of money and for other purposes in arm’s-length transactions, and to receive the purchase price, costs, fees, commissions, interest, compensation and other forms of consideration in connection therewith, without being subject to claims for self-dealing.

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Section 10.2. Public Offering. (a) In addition to the other rights of the Board of Directors or the Stockholders to require the Issuer to consummate an initial Public Offering, each of (i) the Majority Holders (including at least two Common Holders) and (ii) holders representing greater than 50% of the outstanding Common Stock on a Fully-Diluted Basis (the “Fully-Diluted Majority Holders”), with the consent of a majority of the Independent Directors (which shall take into account market conditions and tax and regulatory capital considerations) shall have the right, but not the obligation, to require the Issuer to consummate an initial Public Offering. Such right shall be exercisable by the Fully-Diluted Majority Holders at any time; provided that in connection with any such Public Offering, the UST (to the extent it then holds Class F-2 Preferred Stock) shall be obligated to convert such amount of Convertible Securities as may be necessary so that immediately prior to such Public Offering, the UST holds greater than 50% of the outstanding Common Stock; provided further, that the UST shall be entitled to participate in such Public Offering on a priority basis to the extent necessary to reduce the amount of Common Stock held by UST below 50% of the outstanding Common Stock immediately following such Public Offering. Thereafter, UST shall be entitled to participate on a pro rata basis with other holders of Common Stock.

(b)          Subject to Section 10.2(a), in the event that the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, approve an initial Public Offering and sale of securities of the Issuer (including a sale of Equity Securities, debt securities, income deposit securities or securities of any other kind or combination) pursuant to a Public Offering, then each Stockholder (other than the Class F-2 Preferred Holder and the Class E Preferred Holder) and Director shall take all necessary or desirable actions required or deemed advisable by the Board of Directors or such Stockholders, as applicable, in connection with the consummation of such Public Offering, and enter into such agreement or agreements as are necessary to preserve the rights and obligations of the Stockholders hereunder as in effect immediately prior to the consummation of such initial Public Offering. Notwithstanding anything to the contrary contained herein, in the case of a Public Offering that is required pursuant to Section 10.2(a), none of the Directors shall have any duty to the Stockholders to independently evaluate or approve any such action but merely to act in any necessary or desirable fashion to accommodate the implementation of such offering as determined by those persons requiring registration.

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(c)          Subject to Section 10.2(a), in the event that, subject to the provisions of Section 10.2(b), the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, so determine, each Stockholder (other than the Class F-2 Preferred Holder and the Class E Preferred Holder) who pursuant to the terms of the Charter or these Bylaws has any right to vote upon or consent to such transaction shall be deemed to have consented to and, if required under the Charter, these Bylaws or Law, shall vote in favor of a recapitalization, reorganization, conversion, contribution and/or exchange of such Stockholder’s capital stock into securities that the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, find acceptable and shall take all necessary or desirable actions required or deemed advisable by the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, in connection with the consummation of such recapitalization, reorganization, conversion, contribution and/or exchange; provided that, if in any such recapitalization, reorganization, conversion, contribution and/or exchange, the Issuer provides for each holder of capital stock to receive cash, securities of the Issuer or other consideration in exchange for or in satisfaction of such holder’s capital stock, then (i) all holders of the same class or type of capital stock in the Company shall receive the same form and proportionate share of consideration as all other holders of such class or type of interests, and (ii) any consideration payable or otherwise deliverable to the Stockholders in such recapitalization, reorganization, conversion, contribution and/or exchange shall be valued by the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, in its or their, as applicable, reasonable discretion (which determination shall be binding, as a matter of contract, on each Stockholder pursuant to these Bylaws) and shall be distributed among the Stockholders according to the respective class of capital stock of the Stockholders in the Company as in effect immediately prior to the consummation of such recapitalization, reorganization, conversion, contribution and/or exchange as if such consideration were received by the Company and an amount equal to the value thereof were distributed to the Stockholders in accordance with the terms of Section 5.1.

Section 10.3. Preemptive Rights. (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Preemptive Securities (as defined below) of the Company to any Person unless, in each case, the Company shall have first offered to sell to each Common Holder and the holders of any Class F-2 Preferred Stock (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least ten calendar days from the date it is delivered by the Company (the “Preemptive Offer Period”). Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Company as soon as practical but in any event within the Preemptive Offer Period; provided that if the Company is issuing Preemptive Securities together as a unit with any other Securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this Section 10.3 must purchase the same proportionate mix of all of such securities. Notwithstanding anything to the contrary set forth in the Charter or these Bylaws, a Preemptive Holder may assign all or any portion of its right to acquire Preemptive Securities to its direct or indirect equityholders, and upon any such assignment, each such equityholder shall be deemed a Preemptive Holder for the purposes of this Section 10.3.

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“Preemptive Securities” means, as applicable, (i) Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock, (ii) any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock, (iii) any rights or options directly or indirectly to subscribe for or to purchase Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Company, or (iv) any share appreciation rights, phantom share rights, or other similar rights to the extent related to Common Stock or other securities of the Company that vote together with the Common Stock, or (v) any Preemptive Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion, or other reorganization.

(b)          Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock then held, directly or indirectly, by such Preemptive Holder on a Fully-Diluted Basis, and (ii) the denominator of which is the number of shares of Common Stock then held by all Preemptive Holders (including such Preemptive Holder) on a Fully-Diluted Basis.

(c)          Upon the expiration of the Preemptive Offer Period, the Company shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase for a period ending on the later to occur of (i) one hundred twenty calendar days following the expiration of the Preemptive Offer Period, or (ii) if a definitive agreement to Transfer the Preemptive Securities is entered into by the Company within such one hundred twenty calendar day period, the date on which all applicable approvals and consents of Governmental Entities and other Persons with respect to such proposed Transfer have been obtained and any applicable waiting periods under Law have expired or been terminated, in each case on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders. Any Preemptive Securities to be sold by the Company following the expiration of such period must be reoffered to the Preemptive Holders pursuant to the terms of this Section 10.3 if any such agreement to Transfer is terminated.

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(d)          The provisions of this Section 10.3 shall not apply to the following issuances of Preemptive Securities:

(i)          Preemptive Securities issued to or for the benefit of employees, officers, directors and other service providers of or to the Company or any of its Subsidiaries in accordance with the terms hereof or any applicable incentive plan of the Company;

(ii)         securities issued by the Company in connection with a Public Offering;

(iii)        securities issued as consideration in acquisitions or commercial borrowings or leasing;

(iv)        securities issued upon conversion of convertible or exchangeable securities of the Company or any of its Subsidiaries that were outstanding on June 30, 2009 or were not issued in violation of this Section 10.3; and,

(v)         a subdivision of shares of capital stock (including any stock dividend or stock split), any combination of shares of capital stock (including any reverse stock split) or any recapitalization, reorganization, reclassification or conversion of the Company or any of its Subsidiaries.

(e)          The preemptive rights granted in this Section 10.3 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering and a Company Sale.

(f)          Notwithstanding the procedural requirements of Section 10.3(a) and (c) above, with respect to any issuance of Preemptive Securities to UST in connection with the Supervisory Capital Assessment Program, in the event that the Company determines that it is necessary or advisable, the Company may complete a transaction covered by Section 10.3(a) above prior to making a Preemptive Offer to Preemptive Holders, provided that the Company (x) shall make the Preemptive Offer to Preemptive Holders promptly following completion of such transaction and (y) Preemptive Holders shall have no less than 10 calendar days to consider any such Preemptive Offer.

Section 10.4. Registration Rights of Certain Common Holders. The Common Holders shall have those registration rights attached hereto as Exhibit F. Exercise of such registration rights shall be subject to the priority allocation to the UST provided for in Section 10.2(a). Such exhibit is hereby incorporated into and made part of these Bylaws as if it were set forth fully herein.

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ARTICLE XI
Confidentiality

Section 11.1. Non-Disclosure. Each Stockholder agrees that it will use, and will cause each of its Affiliates, and each of its and their respective partners, members, managers, stockholders, directors, officers, employees and agents (collectively, “Agents”) to use, its commercially reasonable efforts to maintain the confidentiality of all Confidential Information disclosed to it by the Company by limiting internal disclosure of any such information to those Persons who have an actual need to know such information in connection with the business of the Company or such Stockholder’s investment in the Company and will not, without the prior written consent of the Company, use such information other than in connection with the business of the Company or such Stockholder’s investment in the Company.

Section 11.2. Exceptions. Notwithstanding Section 11.1, a Stockholder, its Affiliates and their Agents may disclose any Confidential Information: (a) to any Governmental Entity in connection with applications for approval of the transactions contemplated hereby and the other Transaction Documents (or, in the case of any regulated Affiliate of a Stockholder, in connection with audits by the applicable Governmental Entities), (b) to financial institutions in connection with financings of the transactions contemplated hereby, (c) in the case of any Stockholder, (i) to a bona fide potential Transferee if such Stockholder desires to undertake any Transfer of its capital stock permitted by these Bylaws, (ii) to its stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, all materials made available to such Stockholder pursuant to the terms of these Bylaws and (iii) to its indirect stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, so long as the Confidential Information disclosed to such Persons is limited to the materials delivered to such party pursuant to Section 4.4(a), provided that (A) in the case of subclauses (i), (ii) and (iii) of this clause (c), prior to the disclosure of any Confidential Information, such Person shall execute an agreement containing substantially the terms set forth in Section 11.1 and this Section 11.2, and (B) in the case of clauses (ii) and (iii) above, the disclosure of Confidential Information relating to commercial transactions or commercial relationships of the Company and its Subsidiaries shall be strictly limited to such Persons who have an actual need to know such information in connection with the administration of their equity interest in such Stockholder, (d) to any rating or similar agency in connection with its analysis or review of the Company or any of its Subsidiaries, (e) in the case of the GM Trust, between such trust and its trustee and Agents, and (f) to any other Person if such party becomes compelled by Law (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, mandatory provision of Law, regulation or stock exchange rule) to disclose any of the Confidential Information. In addition, each Stockholder may report to its stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, the general status of such Stockholder’s investment in the Company (without disclosing specific Confidential Information). A disclosing Stockholder shall be responsible for a breach by any third Person to whom such disclosing Stockholder discloses Confidential Information in accordance with the terms of subclauses (c)(ii) and (c)(iii) of this Section 11.2. In the case of clause (f) above, the disclosing party shall (i) provide the other parties hereto with prompt written notice of such requirement so that such non-disclosing parties may seek a protective order or other appropriate remedy or waive compliance with the terms of this Article XI and (ii) take such reasonable legally available steps as the non-disclosing parties may reasonably request to resist or narrow such requirement (at the expense of the non-disclosing parties). In the event that such protective order or remedy is not obtained, or that the non-disclosing parties waive compliance with the terms hereof, the disclosing party agrees to furnish only that portion of the Confidential Information that it is advised by counsel is required to be furnished, and to exercise its commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such Confidential Information.

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ARTICLE XII
Miscellaneous Provisions

Section 12.1. Amendments. Except as otherwise expressly provided herein, including in Section 3.2, these Bylaws may only be amended, modified or waived by the Board of Directors with the prior written approval of the Majority Holders; provided, however, that:

(i)          any provision of these Bylaws that provides for an approval right of the Majority Holders (including Section 6.10) or any other specific class of holders of capital stock may only be amended, modified or waived with the prior written approval of the Majority Holders or such other specific class of holders;

(ii)         if any such amendment, modification or waiver would adversely affect in any material respect any Stockholder or group of Stockholders who have comparable rights under the Charter or these Bylaws disproportionately to the other Stockholders having such comparable rights (it being understood no amendment entered into in connection with the compliance by the Company with its commitments to the UST for purposes of the Company’s participation in the Troubled Asset Relief Program (including those set forth in the Stockholders Agreement) shall be deemed to adversely affect in any material respect any Stockholder or Stockholders, including the Class F-2 Preferred Holders), such amendment, modification, or waiver shall also require the written consent of the Stockholder(s) so adversely affected;

(iii)        any amendment that would require any Stockholder to contribute or loan additional funds to the Company or impose personal liability upon any Stockholder shall not be effective against such Stockholder without its prior written consent;

(iv)        no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of Exhibit F shall be permitted without the consent of Eligible Holders (as defined in Exhibit F) holding a majority of the then outstanding Registrable Securities (as defined in Exhibit F) then held by the Eligible Holders; provided, that, no such alternation, repeal or amendment shall be effective against an Eligible Holder without such Eligible Holder’s consent if such alternation, repeal or amendment reduces or limits (other than in an immaterial respect) the rights of such Eligible Holder or otherwise disadvantages (other than in an immaterial respect) such Eligible Holder;

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(v)         for so long as the GM Trust holds at least 2.5% of the then-outstanding Common Stock, the written consent of the GM Trust shall be required for any amendment, modification or waiver of Section 4.4(e) in a manner adverse to the GM Trust;

(vi)        no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of the definition of “Blocker Sub” contained in these Bylaws shall be permitted if such action would amend, alter or otherwise affect the rights of any Stockholder in any manner materially adverse to such Stockholder without the prior written approval of each such affected Stockholder; and

(vii)       no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of the preceding provisos (i) through this proviso (v) shall be made without the prior written approval of the threshold of Stockholders specified in such proviso or those specific Stockholders relevant to each such proviso. Amendment of this provision (v) shall require the approval of all Stockholders.

Section 12.2. Remedies. Each Stockholder shall have all rights and remedies set forth in the Charter and these Bylaws and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any Law. Any Person having any rights under any provision of the Charter and these Bylaws or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of the Charter or these Bylaws and to exercise all other rights granted by Law. Each Stockholder, on behalf of itself, its Affiliates, successors and assigns, if any, hereby specifically renounces, waives and forfeits all rights to seek, bring or maintain any action in any court of law or equity against the Treasury arising in connection with these Bylaws or the transactions contemplated hereunder, except in its commercial capacity as a stockholder of the Company and participant in the transactions contemplated hereunder.

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Section 12.3. Notice Addresses and Notices. All notices, demands, financial reports, other reports and other communications to be given or delivered under or by reason of the provisions of these Bylaws shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Stock Register, or in the Company’s books and records, or to such other notice address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board of Directors or the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.2(b).

Section 12.4. Reserved.

Section 12.5. Survival. The provisions of Article XI and Section 12.5 shall survive and continue in full force in accordance with its terms, notwithstanding any dissolution of the Company.

Section 12.6. Creditors. Except to the extent that a creditor of a Stockholder, the Company or any of its Affiliates becomes a Stockholder hereunder, none of the provisions of these Bylaws shall be for the benefit of or enforceable by any creditors of the Stockholders, the Company or any of its Affiliates (other than Indemnified Persons), and no creditor who makes a loan to any Stockholder, the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, dividends, capital or property other than as a secured creditor.

Section 12.7. Indemnification and Reimbursement for Payments on Behalf of a Stockholder. If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Stockholder, then such Stockholder other than Blocker Sub shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). A Stockholders obligation to indemnify the Company under this Section 12.7 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 12.7, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Stockholder under this Section 12.7, including instituting a lawsuit to collect such indemnification, with interest calculated at a floating rate equal to the prime rate as published from time to time in The Wall Street Journal, plus one percentage point (1%) per annum (but not in excess of the highest rate per annum permitted by Law), compounded annually.

Section 12.8. Strict Construction. The Company and the Stockholders as of the date hereof have participated collectively in the negotiation and drafting these Bylaws; accordingly, if any ambiguity or question of intent or interpretation arises, then it is the intent of the Company and the Stockholders as of the date hereof that these Bylaws shall be construed as if drafted collectively by such parties, and it is the intent of such parties that no presumption or burden of proof shall arise favoring or disfavoring any of such parties by virtue of the authorship of any provisions of these Bylaws.

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